                                                                  EXHIBIT 99.365

                     NON-FIRM TRANSMISSION CAPACITY RELEASE

                      BETWEEN THE HOUR-AHEAD AND REAL-TIME

         As a part of the Market Redesign 2000 project, the development of a non-firm transmission (NFT) product has been identified as one of the elements requiring further evaluation. As reported at the October 13, 1999, meeting of the Market Issues Forum, the ISO has made progress toward identifying and evaluating:

1. Proposed Options for the release and pricing of recallable NFT capacity; and

2. Proposed Options for arranging the required amounts of Operating Reserves (as applicable to the various scheduled uses of released transmission capacity).

         These Options are discussed in the balance of this paper for stakeholder review and comment. Based on the ISO's analysis of the Options to date, the ISO is conceptually designing the release of NFT capacity with the following attributes:

1.       All released NFT is recallable (i.e., ETC transmission capacity)

2. NFT is released after ISO issuance of Final Hour-Ahead Schedules on Congested Inter-Zonal Interfaces

3. ISO notifies Scheduling Coordinators of available NFT no later than 1hr-40min prior to operating hour

4. Scheduling Coordinators bid for NFT and submit desired schedules by 1hr-15min prior to operating hour

5.       Only non-firm Energy can be scheduled on NFT

6. Balanced Schedules are required and are limited to the associated amounts of released NFT capacity (the ISO is not intending to create a third forward Energy market, that runs between the Hour-Ahead market and real-time Imbalance Energy market, with this Market Redesign 2000 element)

7. ISO notifies Scheduling Coordinators of accepted portions of Balanced Schedules 1hr prior to the start of the operating hour

8. Final Hour-Ahead Schedules will be augmented with the accepted portions of Balanced Schedules associated with the awarded NFT to avoid assessment of Uninstructed Imbalance Energy settlements. However, recalls of NFT will not be accounted in Final Hour-Ahead Schedules (i.e., treated as Uninstructed Imbalance Energy deviations)

9.       Alternatives evaluated for pricing NFT:

         a.       As part of Congestion Management

         b.       2nd price auction

         c. 1st price auction (this seems most feasible for initial implementation)

         d.       First-come-first-served

10. Alternatives evaluated for Scheduling Coordinators to satisfy Operating Reserve requirements:

         a.       Purchase, self-provide or trade

         b. Self-provide only (this seems most feasible for initial implementation)

11. Scheduling Coordinators will have opportunity to satisfy any estimated Replacement Reserve obligations that may come with the possible recall of the NFT

         Releasing unused Existing Contract transmission capacity is consistent with the provisions of the Tariff. Presently, the ISO has no mechanism in place to release Existing Contract transmission capacity that is subject to recall. In some cases, the utilization of available transmission service could be increased with the release of unused ISO transmission capacity (i.e., unused transmission not encumbered by Existing Contracts) after the ISO's issuance of Final Hour-Ahead Schedules. The release of this capacity into a new ISO transmission market (i.e., post-Hour-Ahead ISO transmission service) is proposed to be treated as a project distinctly different than the release of recallable unused Existing Contract transmission capacity.



  151 Blue Ravine Road       Folsom, California 95630        (916) 351-4400

         The ISO will require Scheduling Coordinators to submit Balanced Schedules for the use of released NFT. These Balanced Schedules will relate specifically to the amount of NFT capacity utilized by the Scheduling Coordinator. Activity rules will be designed and enforced so that the Balanced Schedules uphold this principle. Final Hour-Ahead Schedules will be augmented with the accepted portions of the Balanced Schedules associated with the awarded NFT to avoid assessment of Uninstructed Imbalance Energy settlements. However, recalls of NFT will not be accounted in Final Hour-Ahead Schedules and, as such, deviations from the Final Hour-Ahead Schedules will be settled as Uninstructed Imbalance Energy.

         Regarding Ancillary Service requirements, the ISO is required to satisfy the Western Systems Coordinating Council (WSCC) Minimum Operating Reliability Criteria. Non-firm imports of Energy carry with them a 100% Operating Reserve obligation. In accordance with the ISO Tariff, Spinning Reserves, Non-Spinning Reserves, or a combination can provide the required amounts of Operating Reserve thereof. Non-firm Energy exports carry no ISO Operating Reserve obligation.

         For purposes of developing the Options associated with this Market Redesign 2000 element, the ISO will follow a policy of allowing only non-firm Energy uses of released NFT capacity. That is, Ancillary Services and firm Energy (i.e., Energy purchased or sold by Scheduling Coordinators with the requisite amounts of Operating Reserves) are not valid uses of the released NFT capacity.

         A timeline for the entire project has not yet been defined. However, Management intends to initially implement some form of NFT product prior to June 2000. Development of the timeline will depend upon the further evaluation of the options. For example, the ISO has not yet developed cost estimates and determined staff and vendor availability for the design, testing and implementation of this proposed element of the Market Redesign 2000 project. The timeline may also depend on the priority assigned to this element of the market redesign, relative to the timing of other elements.

BACKGROUND

         At the present time, all of the transmission provided by the ISO is treated as firm transmission capacity, and is only made available in the Day-Ahead and Hour-Ahead market processes. Additionally, the ISO supports processes that reserve amounts of transmission capacity for scheduled uses under Existing Contracts. These amounts of Existing Contract transmission service are reserved up to and through each operating hour. In some cases, these reserved amounts of Existing Contract transmission service capacity are not fully scheduled with Energy although they can, in certain circumstances, result in Congestion in either or both the Day-Ahead and Hour-Ahead markets. In these cases, the ISO is able to determine (after issuing Final Hour-Ahead Schedules) whether the reserved Existing Contract transmission capacity has been scheduled for use. When not scheduled, the transmission capacity could be released and be subject to recall.

         Presently, the ISO keeps the Existing Contract transmission capacity reserved after the Hour-Ahead process to support the scheduling flexibility available to some rightsholders under Existing Contracts (i.e., in accordance with instructions received from Participating Transmission Owners). From time to time, Existing Contract rightsholders do not schedule the use of these reserved amounts of transmission capacity (up to and through the relevant operating hour). Some of this transmission capacity could be released after the Hour-Ahead process if the ISO were able to recall it upon receiving notification from the Scheduling Coordinator representing the Existing Contract rightsholder. Releasing this transmission capacity is consistent with the provisions of the Tariff. The ISO Tariff states in section 2.4.4.5.1.6 that "...the ISO may, at its own discretion, consider as available for the ISO to schedule in its Hour-Ahead scheduling process, any or all of the transmission capacity associated with Existing Rights and Non-Converted Rights the use of which has not been scheduled by the rights-holders in the ISO's Hour-Ahead scheduling process." Presently, the ISO has no mechanism in place to release transmission capacity that is subject to recall.



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         In other cases, in the absence of Congestion, ISO transmission service is also not completely scheduled with Energy. In some cases, the utilization of available transmission service could be increased with the release of this ISO transmission capacity (i.e., transmission not encumbered by Existing Contracts) after the ISO's issuance of Final Hour-Ahead Schedules. This, however, would be a product that is not recallable like the unused transmission capacity associated with Existing Contracts. The release of this capacity into a new ISO transmission market (i.e., post-Hour-Ahead ISO transmission service) is proposed to be treated as a project distinctly different than the release of recallable Existing Contract transmission capacity.

ISSUE STATEMENT

         The ISO's management of available transmission capacity that is encumbered by Existing Contract rights is inefficient with respect to releasing unused amounts determined available, and subject to recall, following the completion of Hour-Ahead Congestion Management. For example, the ISO does not presently have mechanisms for the release and pricing of recallable transmission capacity that is determined to be available after the ISO's issuance of Final Hour-Ahead Schedules. The ISO and stakeholders have identified this as a problem since the ISO Operations Date. Now that the 1999 Ancillary Services Redesign is almost fully implemented and the stakeholders have indicated a continued interest in having the ISO support a recallable transmission product, Management intends to initially implement a solution prior to June 2000 as a part of the Market Redesign 2000 stakeholder process.

OPTIONS TO SOLVE PROBLEM OR DEAL WITH THE ISSUE

         In each Option evaluated, and for purposes of simplifying the initial implementation, the ISO proposes to release any available NFT capacity after receiving Preferred Hour-Ahead Schedules and prior to the operating hour, taking into account the timeline associated with Supplemental Energy bidding. Control room floor activities within this timeframe are already overwhelmed during some circumstances and, in certain instances, the Hour-Ahead process gets delayed (e.g., Inter-Scheduling Coordinator Trade mismatches, Ancillary Services Management is complicated by issues related to expected Congestion, and the like). These basic considerations are addressed in the timeline for releasing and scheduling the use of the NFT capacity.

SCHEDULING TIMELINE REQUIREMENTS (FOR PRICING OPTIONS 2-4)

         Since the Market Participants, ISO and other control area operators require a minimum amount of time to evaluate information, communicate and coordinate schedules, deadlines for releasing available transmission capacity and scheduling the use of the transmission are necessary. THE FOLLOWING DISCUSSION OF TIMELINE IS STILL UNDER CONSIDERATION AND THE ISO HAS NOT YET CONCLUDED THAT IT IS COMPLETELY FEASIBLE.

         The deadline for the ISO noticing available transmission capacity will come no later than one hour and 40 minutes prior to the start of the relevant operating hour (i.e., approximately 20 minutes after the ISO's deadline for receiving Preferred Hour-Ahead Schedules). If, by the deadline, the ISO has not finished the Hour-Ahead processing of schedules and bids, the ISO will not post available NFT capacity for the relevant operating hour. In the typical case, when the ISO finishes the Hour-Ahead processes without delay, the ISO will post available NFT capacity immediately following the issuance of Final Hour-Ahead Schedules (i.e., prior to the one hour and 40 minute deadline).

         Scheduling Coordinators will then have until one hour and 15 minutes prior to the relevant operating hour to submit scheduled uses and bids (except in Option 4) for the available NFT capacity. As described below, these schedules must be balanced. At this time, the ISO will pull the schedules from the Scheduling Coordinator Workspaces, evaluate them and push the accepted Balanced Schedules back to the Scheduling Coordinators at approximately one hour prior to the start of the operating hour. These schedules will augment the Final Hour-Ahead Schedules.

         Scheduling Coordinators will then have approximately 15 minutes to review the augmented Balanced Schedules (indicating the amount of NFT awarded for the relevant operating hour) and make any updates they choose in Supplemental Energy bids (the deadline for which is currently 45 minutes prior to the start of the operating hour).

BALANCED SCHEDULE REQUIREMENTS

         In each Option evaluated, Scheduling Coordinators will be required to submit Balanced Schedules and to identify the source and sink Zone associated with each scheduled use of NFT capacity. This is required for two reasons.

         First, Balanced Schedules will associate the non-firm use of available transmission capacity with particular sources and sinks. These Balanced Schedules will augment the Final Hour-Ahead Schedules to avoid the assessment of Uninstructed Imbalance Energy associated with the scheduled use of the NFT capacity. These Balanced Schedules will relate specifically to the amount of NFT capacity utilized by the Scheduling Coordinator. However, recalls of NFT will not be accounted in Final Hour-Ahead Schedules (i.e., treated as Uninstructed Imbalance Energy deviations).

         For purposes of this Market Redesign 2000 element, the release of NFT capacity is not intended to substitute for the Hour-Ahead market nor is it intended to be an opportunity for Scheduling Coordinators to completely re-dispatch their Energy portfolios to take into account load forecast changes and unit commitment adjustments between the Hour-Ahead market and the relevant operating hour. A different project may consider whether there should be a third forward Energy market. Accordingly, activity rules will be designed and enforced so that the Balanced Schedules uphold this principle. For example, if a SC acquires 100 MW of NFT on an intertie, a Balanced Schedule may take the form of a 100 MW non-firm import over that tie and 100 MW of additional demand or a total of 100 MW generation reduction in the adjoining Zone. The activity rule in this case could be to require that the schedule changes in the adjoining Zone be limited to load increments and generation decrements of no more than 100 MW.

         Second, the identification of sources and sinks will assure that scheduled uses of NFT capacity will not create, or exacerbate, Congestion within or at ISO Control Area boundaries. As one example, the ISO may release available NFT capacity at Palo Verde at the same time that Path15 is Congested in the south-to-north direction. In this particular case, the ISO will not accept non-firm Energy imports, using the released NFT capacity at Palo Verde, for a NP15 Zone sink. However, if Path15 were not Congested, the schedule could be accepted.

OPTIONS RELATED TO THE RELEASE OF NFT CAPACITY

         Four Options were evaluated with respect to pricing available NFT capacity released, and subject to recall, after the ISO's issuance of Final Hour-Ahead Schedules:

         OPTION 1

         The ISO would release unused Existing Contract transmission capacity at Congested Inter-Zonal Interfaces during Hour-Ahead Congestion Management.

         Under this Option, the ISO would perform Congestion Management based on Preferred Hour-Ahead Schedules and calculate Usage Charges for firm transmission. The ISO will then identify the Existing Contract transmission that was reserved and not scheduled, and then release the un-scheduled Existing Contract transmission capacity to those Scheduling Coordinators that unsuccessfully bid for transmission capacity in their Preferred Hour-Ahead Schedule Adjustment Bids. This will be achieved with a second execution of Congestion Management where there will be no transmission capacity reserved for Existing Contracts. The incremental schedules from the previous solution would be considered as scheduled uses on NFT, subject to a recall, and



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

priced at marginal cost. Note that the Usage Charges for NFT should be no higher than the Usage Charges for firm transmission since the former will be allocated to bids that were unsuccessful in the allocation of the latter.

         OPTION 2

         The ISO would release unused Existing Contract transmission capacity at Congested Inter-Zonal Interfaces based on a separate, second-price auction. Scheduling Coordinators will be notified of the locations, amounts, directions of released NFT capacity via Public Market Information (PMI).

         This Option would not rely on the Hour-Ahead Adjustment Bids submitted by Scheduling Coordinators. Instead, Scheduling Coordinators would bid for the released NFT capacity with single price bids for the relevant inter-zonal interface, accompanied by corresponding source and sink schedules. The ISO would then determine a market clearing price for NFT capacity in this Option that would be paid by all Scheduling Coordinators scheduling the use of the NFT capacity.

         Since Scheduling Coordinators submit Balanced Schedules with their bids for the NFT capacity, the ISO will return Balanced Schedules to each Scheduling Coordinator. In those instances where the ISO awards an amount of NFT less than the Balanced Schedule amounts submitted by the Scheduling Coordinator, the ISO will adjust the corresponding source and sink resources on a pro rata basis to maintain a Balanced Schedule for the Scheduling Coordinator.

         OPTION 3

         The ISO would release unused Existing Contract transmission capacity at Congested Inter-Zonal Interfaces based on a separate, first-price auction. Scheduling Coordinators will be notified of the locations, amounts, directions of released NFT capacity via Public Market Information (PMI).

         Similar to Option 2, this Option would not rely on the Hour-Ahead Adjustment Bids submitted by Scheduling Coordinators. Instead, Scheduling Coordinators would bid for the released NFT capacity with single price bids for the relevant inter-zonal interface, accompanied by corresponding source and sink schedules. The ISO would not determine a market clearing price but would, instead, release available NFT capacity based on the bids supplied by each Scheduling Coordinator.

         The ISO would calculate charges for each Scheduling Coordinator based on their bid price for the NFT capacity and the amount of scheduled use awarded to the Scheduling Coordinator.

         The ISO's treatment of Balanced Schedules is the same as in Option 2.

         OPTION 4

         The ISO would release unused Existing Contract transmission capacity at Congested Inter-Zonal Interfaces on a first-come-first-served basis. Scheduling Coordinators will be notified of the locations, amounts, directions of released NFT capacity via Public Market Information (PMI).

         The ISO would not establish any price for the use of the NFT capacity under this Option. The ISO will need to develop a method for time-stamping the nominations received from Scheduling Coordinators.

         The ISO's treatment of Balanced Schedules is the same as in Option 2.

RECALLS OF NFT CAPACITY

         All scheduled uses of NFT will be subject to recall up to and during the operating hour (consistent with instructions received from the relevant Participating Transmission Owner). The order in which NFT is recalled varies under the Options:

o Under pricing Options 1 and 2 (since NFT has a uniform price in both Options), NFT will be recalled pro rata.

o Under pricing Option 3, NFT will be recalled in merit order based on the bids, starting from the lowest bid price.

o Under pricing Option 4, NFT will be recalled based on the timestamp of the bids, in last-in-first-out order.

         Recalls of NFT will not be accounted in Final Hour-Ahead Schedules. Deviations from the Final Hour-Ahead Schedules will be settled as Uninstructed Imbalance Energy. Some deviations may increase a Scheduling Coordinator's Replacement Reserve obligation. To address this risk, Scheduling Coordinators would be allowed to estimate their potential exposure to incremental Replacement Reserve obligations and self-provide an amount of Replacement Reserve capacity equal to or less than the awarded amount of NFT.

OPTIONS RELATED TO OPERATING RESERVE REQUIREMENTS

         For each Option evaluated, the ISO is required to satisfy the Western Systems Coordinating Council (WSCC) Minimum Operating Reliability Criteria. For example, for every megawatt of non-firm Energy imported into the ISO Control Area, the ISO is required to assure that an equal amount of Operating Reserves has been arranged to support the transaction. That is, non-firm imports of Energy carry with them a 100% Operating Reserve obligation. In accordance with the ISO Tariff, Spinning Reserves, Non-Spinning Reserves, or a combination can provide the required amounts of Operating Reserve thereof. Non-firm Energy exports carry no ISO Operating Reserve obligation. Scheduled uses, of the released NFT capacity, will be limited to Energy only (i.e., the released NFT capacity cannot be used for the interchange of Ancillary Services).

         Ancillary Services and firm Energy (i.e., Energy purchased or sold by Scheduling Coordinators with the requisite amounts of Operating Reserves) will not be considered as valid uses of the released NFT capacity. For example, the import of firm Energy relies on the sending Control Area to carry the required amounts of Operating Reserves. These Operating Reserves would be counted against the ISO's Control Area requirements. Therefore, the ISO would not arrange these Operating Reserves within its Control Area. In the case of a recall of the released NFT capacity, the firm Energy import would be cut, and the ISO would not be ready to replace the lost Energy supply with its own Operating Reserves.

         OPTION 1

         Scheduling Coordinators can purchase from the ISO, self-provide or trade their Operating Reserve obligations associated with any non-firm Energy imports.

         If the Balanced Schedule submitted by a Scheduling Coordinator includes an non-firm Energy import, the Scheduling Coordinator would not be required to arrange the Operating Reserves on its own behalf. Instead, the ISO would be required to procure the required amounts of Operating Reserves for those Scheduling Coordinators that choose to purchase their obligations from the ISO. There are several problems associated with this Option:

1. Ancillary Service Management auction is required to support Scheduling Coordinator purchases of Operating Reserves. Therefore, the ISO would be evaluating and awarding Operating Reserves capacity bids in addition to performing the release of NFT capacity.

2. In those instances when the ISO experiences an inadequate supply of Operating Reserves to cover the requested purchases, it will have a limited opportunity to make arrangements with RMR units to cover the deficiencies.

3.       Trading of Operating Reserves is much the same problem as identified in item 1 above. The ISO would have to evaluate the match of Ancillary Service trades with the supplying Scheduling Coordinator's resource availability. In the event of recall, the supplying Scheduling Coordinator would also have to be notified and its financial settlements also adjusted to reflect the recall of NFT capacity.



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


         OPTION 2

         Scheduling Coordinators must self-provide their Operating Reserve obligations associated with any non-firm Energy imports or firm Energy. Scheduling Coordinators will not be able to purchase their Operating Reserve requirements from the ISO nor will they be able to trade their Operating Reserve obligations with other Scheduling Coordinators.

         Similar to Option 1, if the Balanced Schedule submitted by a Scheduling Coordinator includes an non-firm Energy import, the Scheduling Coordinator is also required to self-provided Operating Reserves in the exact amount of the non-firm Energy import. Balanced Schedules will be rejected in the event of failing this validation.

PROS AND CONS OF EACH OPTION

         The following Options, and associated pros and cons, have been identified for further consideration in the release and pricing of NFT capacity determined to be available by the ISO after issuing Final Hour-Ahead Schedules to Scheduling Coordinators.

                                 OPTIONS RELATED TO PRICING RECALLABLE NON-FIRM TRANSMISSION
------------------------------------------------------------------------------------------------------------------------------
   OPTION                 DESCRIPTION                              PROS                                  CONS
-------------- ----------------------------------- -------------------------------------- ------------------------------------
      1        Release and price transmission      o   The submission of                  o   SCs may need a mechanism
               using Hour-Ahead Congestion             additional bids for NFT                for indicating whether, and to
               Management (i.e., based on              capacity, or an explicit process       what extent, they wish to
               Hour-Ahead Adjustment Bids to SCs       for evaluating nominations of          nominate NFT capacity.
               unsuccessful in bidding for             NFT capacity would not be          o   Release of transmission
               transmission capacity).                 required.                              capacity would be based on
                                                   o   Efficient allocation of NFT            Adjustment Bids for Hour-Ahead
                                                       capacity to the highest bidders.       firm transmission capacity. A
                                                                                              different set of bids will
                                                                                              require template changes.

                                                                                          o   NFT should be recalled pro
                                                                                              rata, increasing administrative
                                                                                              burden.
-------------- ----------------------------------- -------------------------------------- ------------------------------------
      2        Release and price transmission      o   Efficient allocation of NFT        o   New scheduling templates
               based on second-price auction.          capacity to the highest bidders.       are required.
                                                                                          o   An auction mechanism is
                                                                                              required.

                                                                                          o   NFT should be recalled
                                                                                              pro rata, increasing
                                                                                              administrative burden.
-------------- ----------------------------------- -------------------------------------- ------------------------------------
      3        Release and price transmission      o   Efficient allocation of NFT        o   New scheduling templates
               based on first-price auction.           capacity to the highest bidders.       are required.
                                                   o   NFT will be recalled in            o   An auction mechanism is
                                                       merit order, reducing                  required.
                                                       administrative burden.             o   A time-stamp method may
                                                                                              be required to address
                                                                                              identically priced bids for
                                                                                              transmission.
-------------- ----------------------------------- -------------------------------------- ------------------------------------
      4        Release transmission based on       o   NFT will be recalled in            o   Inefficient allocation of
               first-come-first-served basis           last-in-first-out order,               NFT capacity.
               (without pricing).                      reducing administrative burden.    o   Nomination templates are
                                                                                              required.
                                                                                          o   Time-stamping  method
                                                                                              needs to be developed.
-------------- ----------------------------------- -------------------------------------- ------------------------------------

         The following Options, and associated pros and cons, have been identified for further consideration with respect to satisfying Operating Reserve requirements associated with non-firm Energy imports on released NFT capacity.

                                OPTIONS RELATED TO SATISFYING OPERATING RESERVE REQUIREMENTS
------------------------------------------------------------------------------------------------------------------------------
   OPTION                 DESCRIPTION                              PROS                                  CONS
-------------- ----------------------------------- -------------------------------------- ------------------------------------
      1        SCs can purchase from the ISO,      o                                      o   No ISO market to purchase or
               self-provide or trade their                                                    trade after the HA markets.
               Operating Reserve obligations.
-------------- ----------------------------------- -------------------------------------- ------------------------------------
      2        SCs must self-provide their         o   No requirement to                  o
               Operating Reserve obligations.          facilitate a post HA A/S market.
-------------- ----------------------------------- -------------------------------------- ------------------------------------

POSITIONS OF THE PARTIES

         Stakeholders are encouraged to provide a statement of their positions on the definition of the NFT product and the evaluation of Options. Management intends to make these positions known to the Market Issues Committee and the Board of Governors for their policy consideration.

                                                  POSITIONS OF THE PARTIES
------------------------------------------------------------------------------------------------------------------------------
     PARTY                   POSITION DESCRIPTIONS                                       ISO RESPONSE
---------------- ----------------------------------------------- -------------------------------------------------------------

---------------- ----------------------------------------------- -------------------------------------------------------------

---------------- ----------------------------------------------- -------------------------------------------------------------

---------------- ----------------------------------------------- -------------------------------------------------------------

---------------- ----------------------------------------------- -------------------------------------------------------------

---------------- ----------------------------------------------- -------------------------------------------------------------

---------------- ----------------------------------------------- -------------------------------------------------------------


MARKET ANALYSIS OPINION

         Representatives from the ISO's Department of Market Analysis are involved in the development of this project. Management's report to the Market Issues Committee and the Board of Governors may include a Market Analysis opinion of Management's recommendation.



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